EXHIBIT 99.1

For More Information, Contact:	For Immediate Release

Media Contact:

Steve Ballerini

(415) 252-2234

sballerini@macromedia.com

Investor Relations:

Michael Look

(415) 832-5995

mlook@macromedia.com

MACROMEDIA REPORTS SECOND QUARTER FISCAL YEAR 2005 RESULTS

Net income increases 58 percent as revenue grows 20 percent year-over-year

Macromedia, Inc. (Nasdaq: MACR) Summary Financial Results (in millions, except per share data)	Three Months Ended Sept. 30
	2004	2003
Net revenues	$107.9	$89.9
Net income per diluted share - GAAP	$0.21	$0.14
Net income per diluted share – pro forma	$0.22	$0.14

Download Q205 Financials - Excel file (TBD)

San Francisco, CA—October 20, 2004—Macromedia, Inc. (Nasdaq: MACR) today reported financial results for its fiscal second quarter ended September 30, 2004. Net revenues for the quarter were $107.9 million, a 20 percent increase compared to the $89.9 million reported for the same period last year.

Net income for the quarter ended September 30, 2004 was $15.5 million, or $0.21 per diluted share, compared to $9.8 million, or $0.14 per diluted share, for the same quarter a year ago. Pro forma net income for the quarter ended September 30, 2004 was $16.4 million, or $0.22 per diluted share, compared to $10.1 million, or $0.14 per diluted share, for the same quarter a year ago.

“What is driving our success is the work that our customers are doing, which has never been better,” said Rob Burgess, chairman and CEO, Macromedia. “The technology has evolved, the methodologies have matured, and people around the world are realizing that experiences really do matter.”

Business Outlook - Third Quarter Fiscal Year 2005

For the quarter ending December 31, 2004, Macromedia expects net revenues to be in the range of $105 to $110 million, with pro forma gross margins in the 92 to 93 percent range, and a pro forma operating profit margin between 16 and 18 percent. These forward looking statements are subject to risks and uncertainties discussed below and actual results may differ materially.

Pro Forma Results

Macromedia’s pro forma results for the three and six months ended September 30, 2004 and 2003, differ from corresponding results reported under Generally Accepted Accounting Principles (GAAP) in the U.S. due to adjustments for the following items reported in its consolidated results from operations:

•	Non-cash charges for:

•	The amortization of acquired developed technology and intangible assets.

•	Cash gains:

•	Cash gains realized on an equity investment which had no carrying value due to write-downs recorded in a prior period.

Pro forma results for the three and six months ended September 30, 2004 and 2003 reflect an assumed tax rate of 20 percent, reflecting U.S. federal and state income taxes and foreign taxes at rates other than U.S. statutory rates. See the attached reconciliation of GAAP and pro forma results.

Conference Call

Macromedia’s second quarter of fiscal year 2005 financial results will be discussed in a Macromedia® Breeze™ presentation available at http://www.macromedia.com/MACR/. In addition, a teleconference is scheduled to begin at 2 p.m. Pacific Time / 5 p.m. Eastern Time on Wednesday, October 20, 2004. After the conclusion of the teleconference, a replay of the conference call will be available on the Company’s website.

About Macromedia

Experience matters. Macromedia is motivated by the belief that great experiences build great businesses. Our software empowers millions of business users, developers, and designers to create and deliver effective, compelling, and memorable experiences - on the Internet, on fixed media, on wireless, and on digital devices.

Cautionary Note About Forward Looking Statements

Matters discussed in this news release may be considered forward looking statements, including those under the heading “Business Outlook” that relate to expected future financial results which involve risks and uncertainties. Such risks and uncertainties include those related to customer acceptance of new products and services and new versions of existing products, the impact of competition, risks associated with integration of acquired companies and their employees, products, and technologies, the risk of adequately evolving and operating our internal systems and processes in a dynamic business environment, the risk of delays in product development and release dates, the risk of not attracting and retaining key personnel, new regulations and other government actions that may materially increase the cost of compliance and doing business, risks associated with participating in international markets (including, but not limited to, foreign policies, market instability, exchange rate fluctuations, and regulations in the applicable foreign countries), the economic condition in the domestic and significant international markets in which the Company operates, dependence on the growth of the Internet, quarterly fluctuations of the Company’s operating results, the Company’s dependence on distributors and resellers, the risk of product returns, the challenges faced in protecting the Company’s intellectual property within and outside the U.S., the risks associated with potential litigation and intellectual property ownership claims against the Company and others in the industry, volatility of the Company’s stock, and other risks detailed from time to time in the Company’s filings with the SEC, including without limitation, its annual report on Form 10-K, and its quarterly reports on Form 10-Q, as they may be updated or amended with future filings. The actual results the Company achieves may differ materially from any forward looking statements due to such risks and uncertainties.

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Copyright 2004 Macromedia, Inc. All rights reserved. Macromedia, the Macromedia logo, and Macromedia Breeze are trademarks or registered trademarks of Macromedia, Inc., which may be registered in the United States and Internationally. Other product or service names mentioned herein are the trademarks of their respective owners.

MACROMEDIA, INC.

Condensed Consolidated Statements of Income

Impact of Pro Forma Adjustments on Reported Net Income

(In thousands, except percentages and per share data)

(unaudited)

	Three Months Ended September 30, 2004				Three Months Ended September 30, 2003
	GAAP	Adjustments		Pro Forma	GAAP	Adjustments		Pro Forma
Net revenues	$107,924	$—		$107,924	$89,871	$—		$89,871
Cost of revenues:
Cost of net revenues	7,544	—		7,544	7,875	—		7,875
Amortization of acquired developed technology	744	(744)		—	319	(319)		—

Total cost of revenues	8,288	(744)		7,544	8,194	(319)		7,875

Gross profit	99,636	744		100,380	81,677	319		81,996

Operating expenses:
Sales and marketing	44,845	—		44,845	38,198	—		38,198
Research and development	25,240	—		25,240	23,282	—		23,282
General and administrative	10,850	—		10,850	8,575	—		8,575
Amortization of intangible assets	242	(242)		—	247	(247)		—

Total operating expenses	81,177	(242)		80,935	70,302	(247)		70,055

Operating income	18,459	986		19,445	11,375	566		11,941

Other income (expense):
Interest income, net	1,113	—		1,113	841	—		841
Gain on investments	—	—		—	780	(780	)(A)	—
Other, net	(101)	—		(101)	(206)	—		(206)

Total other income	1,012	—		1,012	1,415	(780)		635

Income before income taxes	19,471	986		20,457	12,790	(214)		12,576
Provision for income taxes	(3,943)	(148	)(B)	(4,091)	(2,970)	455	(B)	(2,515)

Net income	$15,528	$838		$16,366	$9,820	$241		$10,061

Net income per common share:
Basic	$0.22				$0.16
Diluted	$0.21			$0.22	$0.14			$0.14
Weighted average common shares outstanding used in net income per common share calculation:
Basic	69,510				63,210
Diluted	73,480			73,480	69,540			69,540

Gross Margin
Gross profit as a percentage of net revenues	92%			93%	91%			91%

Selected operating expenses as a percentage of net revenues:
Sales and marketing	42%			42%	43%			43%
Research and development	23%			23%	26%			26%
General and administrative	10%			10%	10%			10%

Operating Margin:
Operating income as a percentage of net revenues	17%			18%	13%			13%

Macromedia’s pro forma results for the three months ended September 30, 2004 and 2003 differ from results reported under Generally Accepted Accounting Principles in the U.S. due to adjustments for the amortization of acquired developed technology and intangible assets and the following items reported in its unaudited Condensed Consolidated Statements of Income:

(A)	A cash gain realized on equity investments which had no carrying value due to write-downs recorded in a prior period.
(B)	Pro forma results for the three months ended September 30, 2004 and 2003 reflect an assumed tax rate of 20 percent, reflecting U.S. federal and state income taxes and foreign taxes at rates other than U.S. statutory rates.

MACROMEDIA, INC.

Condensed Consolidated Statements of Income

Impact of Pro Forma Adjustments on Reported Net Income

(In thousands, except percentages and per share data)

(unaudited)

	Six Months Ended September 30, 2004				Six Months Ended September 30, 2003
	GAAP	Adjustments		Pro Forma	GAAP	Adjustments		Pro Forma
Net revenues	$211,478	$—		$211,478	$172,935	$—		$172,935
Cost of revenues:
Cost of net revenues	15,014	—		15,014	15,064	—		15,064
Amortization of acquired developed technology	1,488	(1,488)		—	638	(638)		—

Total cost of revenues	16,502	(1,488)		15,014	15,702	(638)		15,064

Gross profit	194,976	1,488		196,464	157,233	638		157,871

Operating expenses:
Sales and marketing	88,853	—		88,853	72,874	—		72,874
Research and development	48,855	—		48,855	46,582	—		46,582
General and administrative	21,969	—		21,969	18,277	—		18,277
Amortization of intangible assets	483	(483)		—	494	(494)		—

Total operating expenses	160,160	(483)		159,677	138,227	(494)		137,733

Operating income	34,816	1,971		36,787	19,006	1,132		20,138

Other income (expense):
Interest income, net	2,054	—		2,054	1,732	—		1,732
Gain on investments	—	—		—	845	(845	)(A)	—
Other, net	(64)	—		(64)	(380)	—		(380)

Total other income	1,990	—		1,990	2,197	(845)		1,352

Income before income taxes	36,806	1,971		38,777	21,203	287		21,490
Provision for income taxes	(7,361)	(394	)(B)	(7,755)	(4,653)	356	(B)	(4,297)

Net income	$29,445	$1,577		$31,022	$16,550	$643		$17,193

Net income per common share:
Basic	$0.43				$0.27
Diluted	$0.40			$0.42	$0.24			$0.25
Weighted average common shares outstanding used in net income per common share calculation:
Basic	69,140				62,450
Diluted	73,790			73,790	67,640			67,640

Gross Margin
Gross profit as a percentage of net revenues	92%			93%	91%			91%

Selected operating expenses as a percentage of net revenues:
Sales and marketing	42%			42%	42%			42%
Research and development	23%			23%	27%			27%
General and administrative	10%			10%	11%			11%

Operating Margin:
Operating income as a percentage of net revenues	16%			17%	11%			12%

Macromedia’s pro forma results for the six months ended September 30, 2004 and 2003 differ from results reported under Generally Accepted Accounting Principles in the U.S. due to adjustments for the amortization of acquired developed technology and intangible assets and the following items reported in its unaudited Condensed Consolidated Statements of Income:

(A)	A cash gain realized on equity investments which had no carrying value due to write-downs recorded in a prior period.
(B)	Pro forma results for the six months ended September 30, 2004 and 2003 reflect an assumed tax rate of 20 percent, reflecting U.S. federal and state income taxes and foreign taxes at rates other than U.S. statutory rates.

MACROMEDIA, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	September 30, 2004	March 31, 2004
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$285,702	$282,691
Accounts receivable, net	53,333	38,210
Restricted cash	7,800	16,363
Prepaid expenses and other current assets	18,134	15,581

Total current assets	364,969	352,845
Property and equipment, net	85,778	45,512
Goodwill and other intangible assets, net	247,086	250,789
Restricted cash, non-current	5,520	7,022
Deferred income taxes, non-current	16,920	16,062
Other assets	8,890	9,658

Total assets	$729,163	$681,888

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,726	$5,311
Accrued liabilities and income taxes payable	66,647	70,623
Accrued restructuring	5,692	6,934
Deferred revenues	36,411	32,215

Total current liabilities	114,476	115,083
Accrued restructuring, non-current	9,027	11,657
Deferred revenues, non-current	6,867	5,173
Other liabilities, non-current	4,882	5,024

Total liabilities	135,252	136,937

Total stockholders’ equity	593,911	544,951

Total liabilities and stockholders’ equity	$729,163	$681,888

MACROMEDIA, INC.

Selected Financial Data

(In millions, except percentages)

(unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2004	2003	2004	2003
Selected Cash Flow Information:
Depreciation and amortization	$3.8	$3.9	$7.4	$8.4
Amortization of acquired developed technology and other intangible assets	$1.0	$0.6	$2.0	$1.1
Purchase of property and equipment	$(5.6)	$(16.7)	$(43.7)	$(18.0)
Proceeds from employee stock purchase and stock option plans	$6.1	$22.5	$19.9	$39.3

	Three Months Ended September 30,		Six Months Ended September 30,
	2004	2003	2004	2003
Earnings before interest, taxes, depreciation and amortization:
Operating income	$18.5	$11.4	$34.8	$19.0
Depreciation and amortization	3.8	3.9	7.4	8.4
Amortization of acquired developed technology and other intangible assets	1.0	0.6	2.0	1.1

EBITDA	$23.3	$15.9	$44.2	$28.5

	Three Months Ended September 30,				% Change	Six Months Ended September 30,				% Change
	2004		2003			2004		2003
	$	%	$	%		$	%	$	%
Net Revenues by Geography:
North America	$62.0	57%	$54.1	60%	15%	$119.6	57%	$100.3	58%	19%

Europe	22.9	21%	21.2	24%	8%	48.2	23%	40.1	23%	20%
Asia Pacific and Other	23.0	22%	14.6	16%	57%	43.7	20%	32.5	19%	34%

International	45.9	43%	35.8	40%	28%	91.9	43%	72.6	42%	26%

Net Revenues	$107.9	100%	$89.9	100%	20%	$211.5	100%	$172.9	100%	22%

	Three Months Ended September 30,				% Change	Six Months Ended September 30,				% Change
	2004		2003			2004		2003
	$	%	$	%		$	%	$	%
Net Revenues by Market:
Designer and Developer	$86.6	80%	$81.2	90%	7%	$171.6	81%	$153.3	89%	12%
Business User	11.4	11%	4.7	5%	144%	22.3	11%	7.5	4%	195%
Consumer	8.1	8%	2.0	2%	304%	14.7	7%	8.4	5%	74%
Other	1.8	1%	2.0	3%	(7)%	2.9	1%	3.7	2%	(18)%

Net Revenues	$107.9	100%	$89.9	100%	20%	$211.5	100%	$172.9	100%	22%